As filed with the Securities and Exchange Commission on June 19, 2003

Securities And Exchange Commission
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Date of report (date of earliest event reported):   June 11, 2003

ENERGY EXPLORATION TECHNOLOGIES
(Exact name of registrant as specified in its charter)
Nevada	0-24027	61-1126904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Suite 700 Phoenix Place, 840-7th Avenue, S.W., Calgary, Alberta, Canada T2P 3G2
(Address of principal executive offices) (Zip Code)
N/A
(Former name or former address, if change since last report)

Item 5. Other Events and Regulation FD Disclosure

On June 11, 2003, Energy Exploration Technologies ("EET") received notice that Mr. Dirk Stinson, the plaintiff in a case filed against EET on November 25, 2002, was seeking consent to amend his Statement of Claim in a manner that would withdraw all of Mr. Stinson's claims against EET, except for a claim of $75,000 for unpaid consulting fees. This remaining claim is currently a topic of discussion between the parties. EET granted the consent that was sought. This case was filed by the plaintiff in the Court of Queen's Bench of Alberta, Judicial District of Calgary (Action No. 0201-19820).

Mr. Dirk Stinson originally alleged that EET, without lawful justification, obstructed Mr. Stinson from trading his shares of EET. Mr. Stinson was seeking, among other things, damages in the amount of $1,614,750 and an injunction directing EET to instruct its transfer agent to immediately remove the restrictive legend from Mr. Stinson's shares. On December 10, 2002, EET filed its Statement of Defence. No further action has taken place in this proceeding.

At the time of the filing of this suit, Mr. Stinson was a major shareholder of our common stock. He is a past President and director of EET and is currently a director and shareholder of Momentum Resources.

We believe that the remaining claim against EET is without merit and intend to vigorously defend against the claim and will seek an expeditious dismissal of the claim.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated at Calgary, Alberta, Canada, this 19th day of June, 2003.

Energy Exploration Technologies

By:/s/ George Liszicasz
Name: George Liszicasz
Title: Chief Executive Officer